SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                               ________________________

                                       FORM 8-K

                                    CURRENT REPORT



                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported)  January 24, 1994
                                                   ------------------------



                                The Travelers Inc.
   ------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)


   Delaware                           1-9924                   52-1568099
   -----------                    ---------------           ---------------
   (State or other                   (Commission             (IRS Employer
   jurisdiction of                   File Number)            Identification No.)
   incorporation)

               65 East 55th Street, New York, New York          10022
   ------------------------------------------------------------------------
                 (Address of principal executive offices)     (Zip Code)

                                    (212) 891-8900
   ------------------------------------------------------------------------
               (Registrant's telephone number, including area code)

                                  The Travelers Inc.
                              Current Report on Form 8-K





          Item 5. Other Events

               The Travelers Inc.'s ("Travelers") operating earnings for the fourth quarter, ended December 31, 1993, increased 80% to $276.6 million from $153.3 million in the 1992 period. Earnings per share from operations were $1.10, up 67% from $0.66 per share.

               For the full year 1993, operating earnings reached $899.5 million, with operating earnings per share up 41% to $3.67 per share. This compares with 1992 results of $593.0 million, or $2.61 per share.

          Net Income for the Quarter and Year
          -----------------------------------

               Net income for the 1993 fourth quarter was $297.9 million, or $1.19 per share, reflecting, as well as operating income, an additional $21.3 million, or $0.09 per share, from the reversal of a deferred tax liability no longer required with 100% ownership of The Travelers Corporation ("old Travelers"), now the Travelers Insurance Companies subsidiary. This compares to net income of $221.3 million, or $0.96 per share, in the 1992 quarter, which reflected net gains of $68.0 million, or $0.30 per share, from sales of various subsidiaries and affiliates.

               For the full  year 1993, net income reached  $915.6 million,
          or   $3.74  per  share,  reflecting,  in  addition  to  operating earnings:

          - $109.2 million in reported investment portfolio gains and an $8.1 million gain from the sale of subsidiaries and affiliates

          - A charge of $16.7 million related to the cumulative effect of FAS 106

          - A charge of $17.7 million related to the cumulative effect of FAS 112, which was adopted retroactively to the beginning of 1993

          - A $65.0 million provision for one-time expenses related to the Smith Barney and Shearson transaction.

               This compares to 1992 net income of $728.1 million, or $3.22 per share, which reflected, in addition to operating earnings, reported investment portfolio gains and net gains from sales of subsidiaries and affiliates of $163.2 million and a one-time charge of $28.1 million from the cumulative effect of FAS 109.

          Investment Services
          -------------------

               Smith Barney Shearson earned $145.1 million in the quarter, which includes the contribution from the Shearson acquisition for the full period. This compares with $34.9 million reported by Smith Barney alone in last year's quarter. For the full year, the firm earned a record $371.0 million (before a $65.0 million after-tax provision for one-time expenses related to the Shearson acquisition), up from $156.9 million earned by Smith Barney in
          1992. These outstanding results reflect the continued development of the firm's capabilities in investment banking and capital markets trading as well as its significant position in retail brokerage in a year of robust markets. The pretax profit margin for 1993 reached 20.9%, and the firm returned 26% after tax on its equity for the year.

               When compared with Smith Barney in the 1992 quarter, the combined firm recorded more than a four-fold rise in commission revenues, more than an eight-fold increase in asset management fees, and more than triple the amount of revenues from principal trading. For the year, commissions and net interest income more than doubled, asset management fees increased 336%, principal trading revenues rose 84%, and investment banking revenues jumped 54%.

               The Mutual Funds and Asset Management sector reported a 9% gain in earnings for the quarter to $8.4 million and a 4% gain for the 1993 year to $32.5 million. Assets under management at both American Capital Management & Research and RCM Capital Management rose every quarter in 1993 versus the prior year, reaching $16.7 billion at American Capital, up 15%, and $24.5 billion at RCM, up 3%. Mutual fund sales at American Capital continued to rise in the quarter, ending the year up 38%.

               With  the    addition  of  the  businesses  acquired  in the
          Shearson transaction, total third-party assets under management at the company leaped 114% to $116 billion in 1993.

          Consumer Finance Services
          -------------------------

               Earnings from Consumer Finance increased to $55.5 million for the quarter, up 8% from the 1992 period. For the year, operating earnings reached a record $209.1 million, up 8% from $193.5 million.

               The improvement in results is largely attributable to a substantial year-over-year decline in losses and a 9% increase in receivables outstanding to $6.34 billion at year-end, up from $5.79 billion at December 31, 1992. Charge-offs remained at the record low levels reached last quarter at 2.25%, down from 2.79% at the end of 1992; 60+ days delinquencies were 2.21% in the quarter, down from 2.55% in the period last year.

          Insurance Services
          ------------------

               Earnings from Primerica Financial Services for the fourth quarter were $49.5 million, a 6% increase versus last year's period. For the year operating earnings reached $188.9 million, up from $187.3 million.

               Sales  of  new  life  insurance in  the  quarter  were $13.3 billion, up from $11.3 billion in the 1992 period, bringing full year sales to $48.3 billion in face amount versus $46.2 billion for 1992. For the fourth consecutive quarter, total life insurance in force increased, reaching $309.3 billion, up from $302.3 billion at year-end 1992, reflecting both higher sales levels and a significant improvement in policy persistency.

               Mutual fund sales (at net asset value) by the PFS sales force continued to soar, increasing 25% for the quarter to $326.8 million, and reaching almost $1.3 billion for the year. Assets
          under management  in the  Common Sense(R)   Trust family  of funds,
          which  account for  the   majority of  PFS's sales,  reached $3.l
          billion  at year  end.   The loan  products marketed by  PFS also
          continued to grow in popularity, with net receivables outstanding reaching $765.4 million at the end of 1993, up 57% from year-end 1992 levels.

               Transport Life Insurance Company (formerly reported with Voyager as part of Specialty Life and Health) earned $6.6 million in the quarter, down from $8.0 million. For the year, operating earnings were $25.6 million, down from $29.9 million. The declines are principally attributable to the absence of the employee benefits business that had been sold to "old Travelers" when Primerica first made its 27% equity investment at the end of 1992.

               The Gulf Insurance Group recorded a decline  in earnings for the 1993 quarter to $7.3 million, and a slight increase in operating earnings for the full year to $29.7 million versus $29.2 million in 1992, before "old Travelers'" minority interest. The combined ratio increased in the quarter to 97.8% versus 94.7%, principally as a result of higher storm-related claims.

          Corporate and Other
          -------------------

               The Corporate and Other segment contributed $29.1 million of income in the quarter compared to a net expense of $4.2 million in the 1992 quarter. Corporate expenses were $28.1 million, up from $18.8 million, with the increase resulting from lower income from miscellaneous investments and higher interest costs related to increased borrowings to finance acquisitions, offset by lower interest rates. Corporate expenses are net of contributions from retained lines of Voyager business of $2.6 million and $2.5 million, respectively, in the 1993 and 1992 quarters. The 27% "old Travelers" investment in effect for the 1993 quarter contributed $35.9 million, while for the 1992 quarter, Fingerhut Companies, Inc., a former subsidiary of the Company, contributed $14.6 million. The 1993 Corporate and Other contribution also includes the reversal of a $21.3 million deferred tax liability no longer required with 100% ownership of "old Travelers."

               For the 1993 year, the segment contributed $86.9 million compared to a net expense of $35.9 million in 1992. Corporate expenses were up, for the reasons already cited, to $70.2 million versus $63.8 million, net of $9.8 million and $10.1 million, respectively, from Voyager contributions in 1993 and 1992. The 27% "old Travelers" investment contributed $127.7 million to operating earnings for the 1993 year, as well as $13.1 million in reported portfolio gains, compared with a $25.7 million Fingerhut contribution in 1992.





               The Travelers Inc. is the surviving corporation of the acquisition on December 31, 1993 by Primerica Corporation of The Travelers Corporation ("old Travelers"). This diversified financial services company is engaged in life and property and casualty insurance services, investment services and consumer finance. The principal companies that operate under the familiar Travelers umbrella now include: Primerica Financial Services, The Travelers Insurance Company, The Travelers Indemnity Company, Transport Life Insurance and Gulf Insurance Group; Smith Barney Shearson, American Capital Management & Research and RCM Capital Management; and Commercial Credit and Primerica Bank.

               The results reported herein are only for operations of the company formerly known as Primerica Corporation; beginning with the first quarter of 1994, ending March 31, reported results will include the businesses of the "old Travelers." At year end 1993, The Travelers had assets of approximately $100 billion.

                                  THE TRAVELERS INC.
                                 SUMMARY OF EARNINGS

            (In millions of dollars and shares, except per share amounts)

                                       Three months ended   Twelve months ended
                                         December 31,            December 31,
                                      -------------------   --------------------
                                        1993        1992      1993       1992
                                        ----------------      ----       ----

 Revenues                             $2,195.3   $1,269.0   $6,796.9   $5,125.0
                                       =======    =======    =======    =======

 Income from operations before income
  taxes and minority interests        $  445.1   $  243.2   $1,509.5   $  970.9

 Provision for income
  taxes on operations                   (143.6)     (89.9)    (545.1)    (349.6)
                                       -------   --------    -------    -------

 Income from operations
  before minority interests              301.5      153.3      964.4      621.3

 Minority interests,
  net of income taxes                     (3.6)       -.       (22.5)       -.
                                       -------    -------    -------    -------

 Income from operations                  297.9      153.3      941.9      621.3

 Gains on sales of stock of
  subsidiaries and                         -.        68.0        8.1      134.9
  affiliates, net of income
  taxes                                -------    -------    -------    -------

 Income before cumulative effect of      297.9      221.3      950.0      756.2
  changes in accounting principle      -------    -------    -------    -------

 Cumulative effect of change in            -          -        (17.7)       -
  accounting for postemployment
  benefits, net of tax (FAS 112)

 Cumulative effect of change in            -          -        (16.7)       -
  accounting for postretirement benefits
  other than pensions, net of tax
  (FAS 106)

 Cumulative effect of change in            -.         -.         -.       (28.1)
  accounting for income taxes
  (FAS 109)                            -------    -------     ------     ------

 Net Income                              297.9     221.3       915.6      728.1

 Preferred dividends                     (7.8)      (6.1)     (27.2)      (10.3)
                                       -------    -------    -------      ------

Income applicable to common stock     $ 290.1   $  215.2   $  888.4    $  717.8
                                       =======    =======    =======    =======

Earnings per share
  Before cumulative effect of
  changes in accounting principle     $  1.19   $    .96   $   3.88    $   3.35

Cumulative effect of changes in
 accounting principle                    -.         -.         (.14)       (.13)
                                       -------    -------     -------     ------

                                      $  1.19   $    .96   $   3.74    $   3.22
                                       =======    =======     =======    ======

     Total average common
      and equivalent shares             243.9      221.8      237.8       222.8
                                       ========   =======     =======    =======

                       THE TRAVELERS INC. - NET INCOME SUMMARY


                                       Three months ended   Twelve months ended
                                           December 31,        December 31,
                                      --------------------  -------------------
                                        1993        1992      1993       1992
                                        ----        ----      ----       ----

     (In millions of dollars)

     Income summary, net of minority
       interest in 1993

         Operating earnings          $  276.6    $  153.3   $  899.5  $  593.0

         Provision for merger-related    -          -          (65.0)      -
          costs

         Reported portfolio gains        -          -          109.2      28.3

         Reversal of deferred tax
           liability on equity
           investment                    21.3       -            -          -

         Cumulative effect of tax
          rate change through
          December 31, 1992                -.        -.         (1.8)        -.
                                      -------     -------    -------   -------

     Income from operations             297.9       153.3      941.9     621.3
                                      -------     -------    -------   -------

     Gains on sales of stock of
       subsidiaries and affiliates        -.         68.0        8.1     134.9
                                      -------    --------    -------   -------

     Income before cumulative effect
       of changes in accounting
       principle                        297.9       221.3      950.0     756.2

     Cumulative effect of change in
       accounting for postemployment
       benefits, net of tax (FAS 112)     -           -        (17.7)      -

     Cumulative effect of change in
       accounting for
       postretirement benefits other
       than pensions, net of tax
       (FAS 106)                          -           -        (16.7)      -

     Cumulative effect of change in
       accounting for income taxes
       (FAS 109)                          -.          -.        -.     (28.1)
                                      -------    -------     -------   -------


     Net income                     $  297.9    $  221.3   $  915.6  $ 728.1
                                      =======    =======     =======   =======

              THE TRAVELERS INC. - SEGMENT OPERATING DATA AND NET INCOME

                                       Three months ended   Twelve months ended
                                          December 31,          December 31,
                                      -------------------   -------------------
                                        1993        1992      1993       1992
                                        ----        ----      ----       ----

     (In millions of dollars)

     REVENUES

     Investment Services
     -------------------
       Smith Barney Shearson         $1,357.6    $  417.9   $3,370.7  $1,677.3
       Mutual Funds and Asset Management 39.5        35.2      153.6     139.6
       Margaretten                        -.          -.         -.        5.1
                                      -------     -------    -------   -------
            Total                     1,397.1       453.1    3,524.3   1,822.0
                                      -------     -------    -------   -------

     Consumer Finance Services          297.8       287.5    1,193.2   1,157.6
     -------------------------        -------     -------    -------   -------

     Insurance Services (1)
     ------------------
       Primerica Financial Services     308.9       289.5    1,265.9   1,157.5
       Transport Life                    71.4        80.6      319.5     346.9
       Gulf Property and Casualty        74.7        73.0      314.5     316.4
                                      -------     -------    -------   -------
            Total                       455.0       443.1    1,899.9   1,820.8
                                      -------     -------    -------   -------

     Corporate and Other (1)             45.4        85.3      179.5     324.6
     -------------------              -------     -------    -------   -------
            Total                    $2,195.3    $1,269.0   $6,796.9  $5,125.0
                                      =======     =======    =======   =======

     AFTER-TAX INCOME (LOSS)

     Investment Services
     -------------------
       Smith Barney Shearson
         Operating earnings          $  145.1    $   34.9   $  371.0  $  156.9
         Provision for merger-           -          -          (65.0)      -
           related costs

         Cumulative effect of tax rate
           change through December       -.          -.          (.5)       -.
           31, 1992                   -------     -------    -------   -------
                                        145.1        34.9      305.5     156.9
                                      -------     -------    -------   -------

       Mutual Funds and Asset Management
         Operating earnings               8.4         7.7       32.5      31.3
         Cumulative effect of tax
           rate change through            -.          -.        (2.4)      -.
           December 31, 1992          -------     -------    -------   -------
                                          8.4         7.7       30.1      31.3
                                      -------     -------    -------   -------

       Margaretten                        -.          -.         -.        3.0
                                      -------     -------    -------   -------

          Total Investment Services  $  153.5    $   42.6   $  335.6  $  191.2
                                      -------     -------    -------   -------

     Consumer Finance Services
     -------------------------
         Operating earnings          $   55.5    $   51.3   $  209.1  $  193.5
         Reported portfolio gains         -           -         22.7       4.3
         Cumulative effect of tax
          rate change through
          December 31, 1992               -.          -.          .2       -.
                                      -------     -------    -------   -------
         Total Consumer Finance
           Services                  $   55.5    $   51.3   $  232.0  $  197.8
                                      -------     -------    -------   -------

                               (Continued on next page)

              THE TRAVELERS INC. - SEGMENT OPERATING DATA AND NET INCOME

                                       Three months ended   Twelve months ended
                                          December 31,          December 31,
                                      --------------------  -------------------
                                        1993        1992      1993       1992
                                        ----        ----      ----       ----

     (In millions of dollars)

     AFTER-TAX INCOME (LOSS) - continued

     Insurance Services (1)
     ----------------------
       Primerica Financial Services
         Operating earnings          $   49.5    $   46.8   $  188.9  $  187.3
         Reported portfolio gains         -           -         45.3       9.9
         Cumulative effect of tax
          rate change through             -.          -.       (10.8)      -.
          December 31, 1992           -------     -------    -------   -------
                                         49.5        46.8      223.4     197.2
                                      -------     -------    -------   -------

       Transport Life
         Operating earnings               6.6         8.0       25.6      29.9
         Reported portfolio gains         -           -         17.2       5.9
         Cumulative effect of tax
           rate change through            -.          -.        (1.3)      -.
           December 31, 1992          -------     -------   --------   -------
                                          6.6         8.0       41.5      35.8
                                      -------     -------    -------   -------

       Gulf Property and Casualty
         Operating earnings               7.3         8.8       29.7      29.2
         Reported portfolio gains         -           -         15.2       6.0
         Cumulative effect of tax
           rate change through
           December 31, 1992              -          -           .1       -
         Less minority interest         (3.6)        -.       (22.5)      -.
                                      -------     -------    -------   -------
          Total                      $   3.7    $    8.8   $   22.5  $    35.2
                                      -------     -------    -------   -------

          Total Insurance Services   $   59.8    $   63.6   $  287.4  $  268.2
                                      -------     -------    -------   -------

          Total business income      $  268.8    $  157.5   $  855.0  $  657.2
                                      -------     -------    -------   -------

     Corporate and Other (1)
     -----------------------
        Corporate
         Net expenses                $  (28.1)   $  (18.8)  $  (70.2) $  (63.8)
         Reported portfolio gains         -           -          3.3       2.2
         Cumulative effect of tax
           rate change through
           December 31, 1992              -.          -.         2.3        -.
                                      -------     -------    -------   -------
                                        (28.1)      (18.8)     (64.6)    (61.6)
                                      -------     -------    -------   -------

        Equity in earnings of Travelers
        in 1993 and Fingerhut in 1992
         Operating earnings              35.9        14.6      127.7      25.7
         Reported portfolio gains         -           -         13.1       -
         Reversal of deferred tax
           liability on equity
           investment                    21.3         -          -         -
         Cumulative effect of tax
           rate change through            -.          -.        10.7       -.
           December 31, 1992          -------     -------    -------   -------
                                     $   57.2    $   14.6   $  151.5  $   25.7
                                      -------     -------    -------   -------

         Total Corporate and Other   $   29.1    $   (4.2)  $   86.9  $  (35.9)
                                      -------     -------    -------   -------


                               (Continued on next page)

              THE TRAVELERS INC. - SEGMENT OPERATING DATA AND NET INCOME


                                       Three months ended   Twelve months ended
                                           December 31,         December 31,
                                      --------------------  --------------------
                                       1993        1992       1993       1992
                                       ----        ----       ----       ----

     (In millions of dollars)

     AFTER-TAX INCOME (LOSS) - continued

     Income from operations          $  297.9    $  153.3   $  941.9   $  621.3
                                      -------     -------    -------    -------

     Gains on sales of stock of
       subsidiary and affiliates          -.         68.0        8.1      134.9
                                      -------     -------    -------    -------

     Income before cumulative effect of
       changes in accounting
       principle                     $  297.9       221.3      950.0      756.2
                                      -------     -------    -------    -------

     Cumulative effect of change in
       accounting for postemployment
       benefits, net of tax (FAS 112)     -           -        (17.7)       -

     Cumulative effect of change in
       accounting for postretirement
       benefits other than pensions,                           -          -
       net of tax (FAS 106)               -           -        (16.7)      -

    Cumulative effect of change in
       accounting for income taxes
       (FAS 109)                          -.          -.        -.        (28.1)
                                      -------    -------    -------       -----

     Net income                      $  297.9    $  221.3   $  915.6   $  728. 1
                                      =======     =======    =======    ========


     (1) Included in Corporate and Other for the three and twelve months ended December 31, 1992 is $59.1 million and $259.9 million of revenue, respectively, and $2.5 million and $10.1 million included in net expenses, respectively, from Voyager which was previously reported in the Insurance segment.

                                  THE TRAVELERS INC.
                               SELECTED FINANCIAL DATA



                                           As of December 31,
                                   ----------------------------------
                                        1993                 1992
                                        ----                 ----


     INVESTMENT SERVICES

       Assets under management ($ billions)
         Smith Barney Shearson         $ 74.8                 $16.0
         RCM Capital Management          24.5                  23.8
         American Capital                16.7                  14.5
                                        -----                  ----
           Total                       $116.0                 $54.3
                                        -----                  ----




                                       Three months ended   Twelve months ended
                                           December 31,          December 31,
                                     ---------------------   ------------------

                                        1993       1992       1993       1992
                                        ----       ----       ----       ----
     (In millions of dollars)

       Smith Barney Shearson
         Revenues:
           Commissions               $  545.3     $124.9    $1,252.3  $  509.2
           Investment banking           217.0      119.6       666.6     433.3
           Principal trading            204.7       63.1       549.2     297.9
           Interest income, net (1)      78.0       27.7       206.5     100.5
           Asset management fees        165.4       19.8       318.9      73.2
           Other income                  56.8        9.8       100.6      34.6
                                      -------      -----     -------   -------
             Total revenues, net (1) $1,267.2     $364.9    $3,094.1  $1,448.7
                                      -------      -----     -------   -------

         Total assets ($ billions)
           at quarter end            $   31.5     $ 10.1         *         *
         Stockholder's equity - at
           quarter end               $2,129.1     $933.8         *         *

      American Capital
          Mutual fund sales at
            net asset value          $  887.8     $557.1    $3,061.1  $2,212.1



     (1) Net of interest expense of $90.4 million and $53.0 million for the three months ended December 31, 1993 and 1992, respectively, and $276.6 million and $228.6 million for the first twelve months, respectively.


   *   Same as at the quarter end.

                                  THE TRAVELERS INC.
                               SELECTED FINANCIAL DATA

                                            As of December 31,
                                     -------------------------------
                                        1993                  1992
                                        ----                  ----

     (In millions of dollars)

     CONSUMER FINANCE SERVICES

       Net receivables
         Real estate-secured loans    $2,705.8              $2,607.7
         Personal loans                2,495.2               2,378.8
         Credit cards                    697.1                 538.2
         Sales finance and other         443.7                 263.0
                                       -------               -------

       Consumer finance receivables,
         net of unearned finance       6,341.8               5,787.7
         charges
       Accrued interest receivable        41.3                  35.8
       Allowance for credit losses      (167.5)               (168.6)
                                       -------               -------
       Consumer finance receivables, net

                                      $6,215.6              $5,654.9
                                       -------               -------

                                       As of, and for the
                                       three months ended   Twelve months ended
                                         December 31,          December 31,
                                      -------------------   -------------------

                                        1993        1992      1993       1992
                                        ----        ----      ----       ----

       Average yield                   15.59%      16.24%    15.83%     16.31%
       Average net interest margin      8.51%       8.64%     8.44%      8.66%
       Charge-off rate                  2.25%       2.79%     2.36%      2.84%
       60+ days past due as
        % of receivables                2.21%       2.55%     *          *
       Reserves as % of net receivables 2.64%       2.91%     *          *

       Finance insurance
         premiums earned              $ 22.0      $ 22.4    $ 87.9     $ 89.6


     * Same as at the quarter end.

                     THE TRAVELERS INC. - SELECTED FINANCIAL DATA

                                      As of, and for, the   As of, and for, the
                                       three months ended   twelve months ended
                                          December 31,             December 31,
                                    ---------------------    -------------------

                                       1993         1992      1993         1992
                                       ----         ----      ----         ----
     (In millions of dollars)

     INSURANCE SERVICES

     Primerica Financial Services
        Life insurance issued
          ($ billions of face amount)$   13.3     $   11.3  $   48.3   $   46.2

        Life insurance in force
          ($ billions of face amount)$  309.3     $  302.3       *          *

        Number of life
          policies issued (in thousands) 72.1         61.3     260.3      252.5

        Number of life
          policies in force
          (in thousands)              2,003.5      1,993.7        *           *
        Direct premiums              $  263.3     $  256.9  $1,037.2   $1,030.5
        Annualized issued premiums   $   47.2     $   37.9  $  168.8   $  156.7
        Mutual fund sales at NAV     $  326.8     $  261.9  $1,266.5   $1,071.2
        $.M.A.R.T. LOANs
          net outstandings (1)       $  651.4     $  404.9       *          *
        S.A.F.E. LOANs
          outstandings(1)            $  114.0     $   81.9       *          *

     Premiums earned
      Primerica Financial Services:
       PFS Individual term life      $  203.0     $  190.2  $  788.7   $  750.9
       Other                             27.9         30.5     101.2      111.8
                                        -----        -----   -------    -------
         Total Primerica Financial
          Services                      230.9        220.7     889.9      862.7
                                        -----        -----    ------    -------
      Transport Life:
       Individual life                    1.5          1.7       4.9        9.7
       Individual accident & health      57.9         60.9     240.1      251.9
       Group                              -.           2.1       -.        12.3
                                        -----        -----   -------    -------
             Total                       59.4         64.7     245.0      273.9
                                        -----        -----   -------    -------

      Gulf Property and Casualty:
       Regional                          30.1         31.2     121.9      128.4
       Specialty                         36.3         32.1     135.4      112.1
                                        -----        -----   -------    -------
         Total Gulf Property
          and Casualty                   66.4         63.3     257.3      240.5
                                        -----        -----   -------    -------

      Voyager                             -.          51.3       -.       226.8
                                        -----        -----   -------    -------

         Total Premiums              $  356.7     $  400.0  $1,392.2   $1,603.9
                                        -----        -----   -------    -------

     Gulf Property and Casualty
        Net premiums written         $   63.7     $   62.2  $  264.9   $  250.1
        Loss ratio                       76.7%        66.6%     72.1%     70.3%
        Expense ratio                    21.1%        28.1%     23.8%     27.3%
        Combined ratio                   97.8%        94.7%     95.9%     97.6%
        Loss and loss expense reserves,
         net                         $  244.7     $  223.1         *         *


      (1) $.M.A.R.T.   and   S.A.F.E. LOANs   are   marketed   by
          Primerica  Financial Services;  the   receivables   are
          reflected in the assets of  Consumer  Finance Services.


      *  Same as at the quarter end.
                                          13

                                     SIGNATURE


                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




      Dated:  January 26, 1994                THE TRAVELERS INC.



                                         By:  /s/ William T. Bozarth
                                            ------------------------------------
                                              William T. Bozarth
                                              Vice President


















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